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                                                                    Exhibit 3(a)


                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              WELLS FARGO & COMPANY



          The undersigned, Paul Hazen and Guy Rounsaville, Jr., certify that they are the President and the Secretary, respectively, of Wells Fargo & Company, a corporation organized and existing under the laws of the State of Delaware, and do hereby further certify as follows:

          1. The name of the corporation is Wells Fargo & Company. The name under which it was originally incorporated was Wells Fargo Company.

          2. The original certificate of incorporation of the corporation was filed in the Office of the Secretary of State of Delaware on March 2, 1966.

          3. This Restated Certificate of Incorporation was duly adopted by the written consent of the sole stockholder of the corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

          4. The text of the certificate of incorporation of the corporation as amended hereby is restated to read in its entirety, as follows:


                                    ARTICLE I

          The name of the corporation is Wells Fargo & Company.


                                   ARTICLE II

          The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

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                                   ARTICLE III

          The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                   ARTICLE IV

          A. The corporation is authorized to issue two classes of stock to be designated respectively "Preferred Stock" and "Common Stock." The total number of shares that the corporation is authorized to issue is 175,000,000 with a par value of $5.00 per share. The number of shares of Preferred Stock which the corporation is authorized to issue is 25,000,000 shares. The number of shares of Common Stock which the corporation is authorized to issue is 150,000,000 shares.

          B. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to determine or alter the powers, preferences and rights, and the qualifications, limitations or restrictions to be granted to or imposed upon the Preferred Stock or any series thereof with respect to any wholly unissued class or series of Preferred Stock, and to fix the number of shares constituting any such series and the designation thereof, or any of them. Within the limits and restrictions, if any, stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.


                                    ARTICLE V

          A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

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                                   ARTICLE VI

          In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

          IN WITNESS WHEREOF, Wells Fargo & Company has caused this Restated Certificate of Incorporation to be executed by its officers thereunto duly authorized as of this third day of March 1987.



                                              WELLS FARGO & COMPANY


                                              By: /s/ PAUL HAZEN
                                              ----------------------------------
                                                                   Paul Hazen
                                                                   President

Attest:

/s/ GUY ROUNSAVILLE, JR.
- --------------------------------------
       Guy Rounsaville, Jr.
             Secretary